Exhibit 10.56

Private & confidential

Dated: 31 March, 2020

ALPHA BANK A.E.

(as Lender)

- and -

SQUIRE OCEAN NAVIGATION CO.

(as borrower)

-and-

LEADER SHIPPING CO.

(as collateral owner)

FOURTH SUPPLEMENTAL AGREEMENT in relation to a Loan Agreement originally dated 4th November, 2015 for a loan facility of (initially) up to US$33,750,173

THIS AGREEMENT (hereinafter called “this Agreement”) is made this 31st day of March, 2020;

B E T W E E N

(1)	ALPHA Bank A.E., a banking société anonyme incorporated in and pursuant to the laws of the Hellenic Republic with its head office at 40 Stadiou Street, Athens GR 102 52, Greece, acting, except as otherwise herein provided through its office at 93 Akti Miaouli, Piraeus, Greece (hereinafter called the “Lender”, which expression shall include its successors and assigns);

(2)	SQUIRE OCEAN NAVIGATION CO., a company duly incorporated and validly existing under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia (hereinafter called the “Borrower”, which expression shall include its successors); and

(3)	LEADER SHIPPING CO., a company duly incorporated and validly existing under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (hereinafter called the “Collateral Owner”, which expression shall include its successors);

IS SUPPLEMENTAL to a loan agreement dated 4th November, 2015, as amended and/or supplemented by (1) a first supplemental agreement dated 28th July 2016 (the “First Supplemental Agreement”), (2) a second supplemental agreement dated 29th June 2018 (the “Second Supplemental Agreement”) and (3) a third supplemental agreement dated 1st day of July, 2019 (the “Third Supplemental Agreement”) made between (i) the Lender, as lender, (ii) the Borrower, as borrower and (iii) the Collateral Owner, as collateral owner (the said loan agreement as amended and/or supplemented by the First Supplemental Agreement, the Second Supplemental Agreement and the Third Supplemental Agreement is hereinafter called the “Principal Agreement”), on the terms and conditions of which the Lender agreed to advance and has advanced to the Borrower, a loan (the “Loan”) of up to United States Dollars Thirty three million seven hundred fifty thousand one hundred seventy three ($33,750,173), for the purpose therein specified (the Principal Agreement as hereby amended and/or supplemented and as the same may hereinafter be amended and/or supplemented called the “Loan Agreement”).

W H E R E A S :

(A)	the Borrower and the Collateral Owner hereby acknowledge and confirm that (a) the Lender has advanced to the Borrower, the full amount of the Loan in the principal amount of United States Dollars Thirty three million seven hundred fifty thousand one hundred seventy three ($33,750,173) and (b) as of the Effective Date the principal amount of United States Dollars Twenty Six Million Eighty One Thousand Three Hundred Twenty Six and Twenty Five cents ($26,081,326.25 ) in respect of the Loan remains outstanding;

(B)	pursuant to a Guarantee dated 4th November 2015 as amended and/or supplemented by a first deed of amendment of guarantee dated 28th July, 2016 (the “First Amendment”), a second deed of amendment of guarantee dated 29th June 2018 (the “Second Amendment”) and a third deed of amendment of guarantee dated 1st day of July, 2019 (the “Third Amendment”) (the said Guarantee as amended and/or supplemented by the First Amendment, the Second Amendment and the Third Amendment is hereinafter called the “Guarantee”), Seanergy Maritime Holdings Corp., of the Republic of the Marshall Islands (the “Guarantor”) irrevocably and unconditionally guaranteed the due and timely repayment of the Loan, and the interest and default interest accrued thereon and the performance of all the obligations of the Borrower under the Loan Agreement and the Security Documents executed in accordance thereto;

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(C)	the Borrower and the other Security Parties have requested the Lender to grant its consent to (inter alia):

(a)	the amendment of the Security Requirement provisions in the Principal Agreement;

(b)	the amendment of the minimum liquidity covenant set out in Clause 8.1(j) (Liquidity) of the Principal Agreement;

(c)	the amendment of the repayment schedule set out in Clause 4.1 (Repayment) of the Principal Agreement;

(d)	the amendment of the control and ultimate beneficial ownership requirements provided in Clause 6.1 (m) (Shareholdings) and Clause 8.2 (s) (Control) of the Principal Agreement;

(e)	the amendment of the dividends covenants provided in Clause 8.2 (n) (Dividends) of the Principal Agreement;

(f)	the amendment of the financial covenants requirements provided in Clause 8.6 (Additional Financial Covenants – Compliance Certificate) of the Principal Agreement,

and the Lender has agreed thereto conditionally upon terms that the Principal Agreement shall be amended in the manner hereinafter set out in Clause 6 of this Agreement.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	Defined terms and expressions

Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	Additional definitions

In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date whereby:

i.	All the conditions contained in Clause 5 of this Agreement have been satisfied, and

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ii.	The Instalment Due has been paid on the due date for such payment, i.e. on the 1st day of April 2020 and proof of such payment is available to the Lender.

“Guarantee Deed of Amendment No. 4” means the deed of amendment of the Guarantee to be executed by the Guarantor in favour of the Lender in form and substance satisfactory to the Lender.

“Mortgage Amendment No. 1” means the amendment of the Mortgage to be executed by the Borrower in favour of the Lender over the Vessel.

1.3	Construction

In this Agreement

(a)	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b)	clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c)	references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.	BORROWER’S ACKNOWLEDGMENT OF INDEBTEDNESS

The Borrower hereby declares and acknowledges that as at the date hereof the outstanding principal amount of the Loan is United States Dollars Twenty Six Million Eighty One Thousand Three Hundred Twenty Six and Twenty Five cents ($26,081,326.25), which shall be repaid in accordance with Clause 4.1 (Repayment) of the Loan Agreement, and which amount is due to be reduced according to the scheduled payment of the Instalment Due (as defined hereinbelow) on its due date as per the terms hereof.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties under the Principal Agreement

The Borrower and the Collateral Owner hereby represent and warrant to the Lender as at the date hereof that the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

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3.2	Additional representations and warranties

In addition to the above, the Borrower and the Collateral Owner hereby represent and warrant to the Lender as at the date of this Agreement that:

a.	each of the Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation and has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement and this Agreement and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

b.	all necessary licences, consents and authorities, governmental or otherwise under this Agreement and the Principal Agreement have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;

c.	this Agreement constitutes the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

d.	the execution and delivery of, and the performance of the provisions of this Agreement do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

e.	no action, suit or proceeding is pending or threatened against the Borrower and the Collateral Owner or its assets before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of any of the Borrower or the other Security Parties;

f.	none of the Security Parties is not and at the Effective Date will not be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation;

g.	No US Tax Obligor: None of the Security Parties is a US Tax Obligor; and

h.	Sanctions:

(i)	None of the Security Parties is a Prohibited Person nor is controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of the Borrower, the Collateral Owner or the Guarantor controls a Prohibited Person; and

(ii)	To the best of the Security Parties’ knowledge, no proceeds of the Loan have been made available, directly or indirectly, to or for the benefit of a Prohibited Person or

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(iii)	no proceeds of the Loan otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Applicable Sanctions.

3.3	Survival

The representations and warranties of the Borrower and the Collateral Owner in this Agreement shall survive the execution of this Agreement and shall be deemed to be repeated at the commencement of each Interest Period.

4.	AGREEMENT OF THE LENDER

The Lender, relying upon each of the representations and warranties set out in Clause 3 hereby agrees with the Borrower and the Collateral Owner, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 5 that the Principal Agreement be amended in the manner more particularly set out in Clause 6.

5.	CONDITIONS

5.1	Conditions precedent

The agreement of the Lender contained in Clause 4 shall be expressly subject to the condition that the Lender shall have received on or before the Effective Date in form and substance satisfactory to the Lender and its legal advisers:

a.	a certificate of good standing or other equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower, the Collateral Owner and the Guarantor;

b.	resolutions duly passed by the Board of Directors of the Borrower, the Collateral Owner and the Guarantor and resolutions passed at a meeting of the shareholders of the Borrower and the Guarantor (and of any corporate shareholder thereof), if applicable, evidencing approval of this Agreement, the Mortgage Amendment No. 1 and/or the Guarantee Deed of Amendment No. 4 (as the case may be) and authorising appropriate officers or attorneys–in-fact to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Lender;

c.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement, including, but not limited to, Certificates of Incumbency issued by any of the Directors of the Borrower and the Guarantor evidencing approval of this Agreement, the Mortgage Amendment No. 1 and/or the Guarantee Deed of Amendment No. 4 (as the case may be) and authorising appropriate officers or attorneys-in-fact to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Lender;

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d.	the original of any power(s) of attorney issued in favour of any person executing this Agreement, the Mortgage Amendment No. 1 and/or the Guarantee Deed of Amendment No. 4 on behalf of the Borrower, the Collateral Owner, and the Guarantor;

e.	a Certificate of Incumbency issued by any of the Directors of the Collateral Owner evidencing (inter alia) that the resolutions of the Board of Directors of the Collateral Owner and of the sole shareholder of the Collateral Owner, both dated 28 June 2018 have not been amended, modified, revoked and are in full force and effect;

f.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement;

g.	duly executed originals of the Mortgage Amendment No. 1 and the Guarantee Deed of Amendment No. 4 and, where appropriate, duly registered in favour of the Lender;

h.	evidence satisfactory to the Lender that the Borrower has paid or shall pay the next repayment instalment under the Principal Agreement falling due on the 1st April 2020 in the amount of Dollars Five Hundred Thousand ($500,000) (the “Instalment Due”) on such due date for such payment.; and

i.	such favourable legal opinions from lawyers acceptable to the Lender and its legal advisors as the Lender shall require.

6.	VARIATIONS TO THE PRINCIPAL AGREEMENT

6.1	Amendments

In consideration of the agreement of the Lender contained in Clause 4, the Borrower hereby agrees with the Lender that (subject to the satisfaction of the conditions precedent contained in Clause 5, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows, with effect from the Effective Date:

a.	the following new definition shall be added in alphabetical order to Clause 1.2 (Definitions) of the Principal Agreement reading as follows:

“Fourth Supplemental Agreement” means the Fourth Supplemental Agreement dated 31 March, 2020 supplemental to this Agreement to be executed and made between (inter alios) the Borrower and the Lender whereby this Agreement shall be amended as there in provided;

“Instalment Due” means, a repayment instalment in the amount of United States Dollars Five Hundred Thousand ($500,000) which is due and payable on 1st April 2020;

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b.	the following definitions of Clause 1.2 (Definitions) of the Principal Agreement shall be amended so as to read as follows:

“Balloon Instalment” means, the part of the Loan amounting to United States Dollars Fourteen million nine hundred seventy four thousand nine hundred fifty eight (US$14,974,958);

“Final Maturity Date” means, the 31st date of December 2022;

“Security Requirement” means, until the end of the Security Period, the amount in United States Dollars (as certified by the Lender whose certificate shall, in the absence of manifest error, be conclusively binding on the Borrower) which is at any relevant time (1) in excess of one hundred percent (100%) of the Loan commencing from the 1st January 2020 until and including the 31st of December 2020, (2) in excess of one hundred and ten percent (110%) of the Loan commencing from the 1st January, 2021 until and including the 31st of December 2021, and (3) in excess of one hundred and fifteen percent (115%) of the Loan commencing from the 1st January, 2022 until and including the 31st of December 2022; For the avoidance of doubt, no Security Requirement is applicable until 31st March 2020; For the avoidance of doubt, it is hereby re-iterated that the Security Value shall (inter alia) include the Excess Value of the Collateral Vessel;”

c.	with effect as from the Effective Date, Clause 4.1 (Repayment) of the Principal Agreement shall be deleted in its entirety and replaced to read as follows:

“Repayment. The Borrower shall and it is expressly undertaken by the Borrower to repay the outstanding principal amount of the Loan (resulting after payment of the Instalment Due) amounting as of the date of the Fourth Supplemental Agreement to Dollars Twenty Five Million Five Hundred Eighty One Thousand Three Hundred Twenty Six and Twenty Five cents ($25,581,326.25), by: (a) eleven (11) consecutive quarterly Repayment Instalments, the first of which falls due for payment on 30th June 2020 and each of the subsequent ones consecutively falling due for payment on each of the dates falling three (3) months after the immediately preceding Repayment Date with the last (the 11th) of such Repayment Instalments falling due for payment on the Final Maturity Date and (b) an additional bullet repayment of principal in the amount of Dollars Five Hundred Thousand ($500,000) to be made latest on the 1st day of October 2020 and (c) the Balloon Instalment payable together with the last (the 11th) Repayment Instalment on the Final Maturity Date; subject to the provisions of this Agreement, the amount of each of such Repayment Instalments shall be Dollars Nine hundred eighteen thousand seven hundred sixty and seventy five cents ($918,760.75), provided, that (a) if the last Repayment Date would otherwise fall after the Final Maturity Date, the last Repayment Date shall be the Final Maturity Date, (b) on the Final Maturity Date the Borrower shall also pay to the Lender any and all other moneys then due and payable under this Agreement and the other Security Documents and (c) if any of the Repayment Instalments shall become due on a day which is not a Banking Day, the due date therefor shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next calendar month in which event such due date shall be the immediately preceding Banking Day.”

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d.	Clause 6.1 (m) (Shareholdings) of the Principal Agreement shall be deleted in its entirety and replaced to read as follows:

“Shareholdings

Throughout the Security Period:

i.	the person(s) disclosed to the Lender at the negotiation of this Agreement (A) do/does maintain and shall maintain at all times control of the Guarantor and (B) do/does and shall hold beneficially whether directly or indirectly the voting rights attaching to at least 25% of the shares issued and outstanding in the share capital of the Guarantor (including all shares issuable upon exercise of the conversion option under the Notes), but in all cases and for the avoidance of doubt no person(s) other than the said person(s) disclosed to the Lender at the negotiation of this Agreement shall gain control over the Guarantor without the prior written consent of the Lender to be given at the Lender’s sole discretion; and

ii.	no change has been made directly or indirectly in the ownership, beneficial ownership, control or management of the Borrower or any share therein or of the Vessel (especially concerning class or flag);

iii.	the Borrower is and will continue to be until the Final Maturity Date a 100 % directly owned subsidiary of the Guarantor;

For the purposes of this Clause 6.1 (m) (Shareholdings), “control” shall mean:

A.	the power (whether by way of ownership of shares, partnership units, proxy, contract, agency or otherwise) to:

i.	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Guarantor; or

ii.	appoint or remove all, or the majority, of the directors or other equivalent officers of the Guarantor; and/or

B.	the holding beneficially of more than 50% of the issued shares of the Guarantor (excluding any part of that issued shares that carries no right to participate beyond a specified amount in a distribution of either profits or capital).”

e.	Clause 8.1 (j) (Liquidity) of the Principal Agreement shall be deleted in its entirety and replaced to read as follows:

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“Liquidity: ensure that as from 1st January, 2020 and throughout the remainder of the Security Period the Borrower shall maintain a 30 days moving average balance of $500,000 (to be calculated on a quarterly basis every end of March, June, September and December of each Financial Year) for the Vessel. For the avoidance of any doubt the Liquidity under this Clause should always be included in the Liquidity of the Guarantor under Clause 8.6(a) (Liquidity) of this Agreement and under Clause 5.3(a) (Liquidity) of the Guarantee.”;

f.	Clause 8.2 (n) (Dividends) of the Principal Agreement shall be deleted in its entirety and replaced to read as follows:

“Dividends: declare or pay any dividends or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders save as hereinafter provided:

i.	the Borrower may declare or pay such dividends subject to no Event of Default having occurred and being continuing; and

ii.	the Guarantor may declare or pay such dividends subject to no Event of Default having occurred and being continuing.”

g.	Clause 8.2 (s) (Control) of the Principal Agreement shall be deleted and replaced to read as follows:

“Control: throughout the Security Period permit:

i.	the person(s) disclosed to the Lender at the negotiation of this Agreement (A) not to maintain at all times control of the Guarantor and (B) not to hold beneficially whether directly or indirectly the voting rights attaching to at least 25% of the shares issued and outstanding in the share capital of the Guarantor (including all shares issuable upon exercise of the conversion option under the Notes). In all cases and for the avoidance of doubt no person(s) other than the said person(s) disclosed to the Lender at the negotiation of this Agreement shall gain control over the Guarantor without the prior written consent of the Lender to be given at the Lender’s sole discretion; and

ii.	any change to be made directly or indirectly in the ownership, beneficial ownership, control or management of the Borrower or any share therein or of the Vessel (especially concerning class or flag);

iii.	any change to be made resulting in the Borrower not being a 100 % directly owned subsidiary of the Guarantor;

For the purposes of this Clause 8.2 (s) (Control), “control” shall mean:

A.	the power (whether by way of ownership of shares, partnership units, proxy, contract, agency or otherwise) to:

i.	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Guarantor; or

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ii.	appoint or remove all, or the majority, of the directors or other equivalent officers of the Guarantor; and/or

B.	the holding beneficially of more than 50% of the issued shares of the Guarantor (excluding any part of that issued shares that carries no right to participate beyond a specified amount in a distribution of either profits or capital).”

h.	Clause 8.6 (Additional Financial Covenants – Compliance Certificate) of the Principal Agreement shall be deleted in its entirety and replaced to read as follows:

“Guarantor’s Financial Covenants - Compliance Certificate. The Borrower will ensure that, based on the relevant Accounting Information for that Financial Year or the relevant period, the Guarantor shall comply with the financial covenants set out below:

Liquidity: the Guarantor shall procure and ensure that it is maintained throughout the Security Period, Corporate Liquidity (including any contractually committed but undrawn parts of the Notes) in an amount equal to $500,000 per Fleet Vessel. The compliance of the Guarantor with this undertaking shall be determined by the Lender in respect of each Financial Semester Day on the basis of the semi-annual unaudited financial statements of the Guarantor and in respect of each other quarter of each Financial Year on the basis of a letter of the Guarantor confirming the aforesaid liquidity.

Calculations: For the purposes of this Clause 8.6: (a) no item shall be deducted or credited more than once in any calculation; and (b) any amount expressed in a currency other than Dollars shall be converted into Dollars in accordance with the Applicable Accounting Principles.

“Corporate Liquidity” means the aggregate of (a) any amount standing to the credit of the Earnings Account and (b) all cash deposits legally and beneficially owned by the Guarantor and any member of the Group which are free from any security other than,

(i)        in respect of any deposit held with the Lender, security created to secure the obligations of the Borrower under the Loan Agreement;

(ii)       in respect of deposits held with other lenders of the Group, security created to secure the obligations of the respective borrower(s) under the respective loan agreement(s); and

(iii)       in respect of deposits held with other lenders of the Group as drydocking reserve cash under the respective loan agreement(s).

FOR THE AVOIDANCE OF DOUBT Corporate Liquidity to include minimum liquidity requirements by the Lender and other lenders of the Group.”

i.	Schedule 3 of the Principal Agreement shall be deleted in its entirety.

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6.2	Security Documents

With effect as from the Effective Date the definition “Security Documents” shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof and any document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of the Loan, interest thereon and any other moneys payable by the Borrower under the Principal Agreement and the Security Documents (as herein defined) as well as for the performance by the Borrower and the other Security Parties as defined in the Loan Agreement of all obligations, covenants and agreements pursuant to the Principal Agreement, this Agreement and/or the Security Documents.

6.3	Construction

All references in the Principal Agreement to “this Agreement”, “hereunder” and the like and all references in the Security Documents to the “Loan Agreement” shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement.

7.	CONTINUANCE OF PRINCIPAL AGREEMENT AND SECURITY DOCUMENTS

Save for the alterations to the Principal Agreement, and the Security Documents made or to be made pursuant to this Agreement, and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement, the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue to remain valid and enforceable and the Borrower, the Collateral Owner and the Guarantor hereby jointly and severally reconfirm their respective obligations under the Principal Agreement as hereby amended and under the Security Documents to which each of them is a party.

8.	ENTIRE AGREEMENT AND AMENDMENT

8.1	Entire Agreement

The Principal Agreement, the other Security Documents, and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

8.2	Supplemental – Effect on Principal Agreement

This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

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9.	FEES AND EXPENSES

9.1	Indemnity

The Borrower agrees to pay to the Lender upon demand on a full indemnity basis and from time to time all costs, charges and expenses (including legal fees) incurred by the Lender in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the Security Documents.

9.2	Amendment fee

The agreement of the Lender to the amendment of the Principal Agreement as herein provided shall be expressly subject to the condition that the Borrower shall pay to the Lender a non-refundable amendment fee of an amount of Dollars Seventy Five thousand ($75,000) payable as follows:

i.	Dollars Thirty Seven thousand five hundred ($37,500) on the date of signing of this Agreement; and

ii.	Dollars Thirty Seven thousand five hundred ($37,500) on the 1st day of July 2020.

9.3	Stamp duty etc.

The Borrower covenants and agrees to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

10.	MISCELLANEOUS

The provisions of Clause 14 (Assignment, Transfer, Participation, Lending Office) and Clause 16.1 (Notices) of the Principal Agreement shall apply to this Agreement as if the same were set out herein in full.

12.        LAW AND JURISDICTION

12.1	Governing Law

This Agreement and any non-contractual obligations arising out or in connection with it shall be governed by and construed in accordance with English law and the provisions of Clause 17 (Law and Jurisdiction) of the Principal Agreement shall apply mutatis mutandis to this Agreement as if the same were set out herein in full.

12.2	Third Party Rights

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

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EXECUTION PAGE

the borrower

SIGNED by	)
Mr Stavros Gyftakis	)
for and on behalf of	)
SQUIRE OCEAN NAVIGATION CO.	)	/s/ Stavros Gyftakis
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Dimitrios Sioufas
Name:	Dimitrios Sioufas
Address:	13 Defteras Merarchias Str.,
Piraeus, Greece
Occupation:	Attorney-at-law

the COLLATERAL OWNER

SIGNED by	)
Mr Stavros Gyftakis	)
for and on behalf of	)
LEADER SHIPPING CO.	)	/s/ Stavros Gyftakis
of Marshall Islands, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Dimitrios Sioufas
Name:	Dimitrios Sioufas
Address:	13 Defteras Merarchias Str.,
Piraeus, Greece
Occupation:	Attorney-at-law

THE LENDER

SIGNED by	)
Mr. Konstantinos Sotiriou	)	/s/ Konstantinos Sotiriou
and Mr. Konstantinos Flokos	)	Attorney-in-fact
for and on behalf of	)
ALPHA BANK A.E.	)	/s/ Konstantinos Flokos
in the presence of:	)	Attorney-in-fact

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LEADER SHIPPING CO.

and

V.SHIPS GREECE LTD.

SHIP TECHNICAL MANAGEMENT AGREEMENT

SHIP TECHNICAL MANAGEMENT AGREEMENT

	21.	Amendments to Agreement	20
	22.	Time Limit for Claims	20
	23.	Condition of Vessel	20
	24.	Use of Associated Companies	21
	25.	Notices	21
	26.	Staff Loyalty	21
	27.	Entire Agreement	21
	28.	Partial Validity	21
	29.	Non Waiver	21
Part III	Other Services		22-23
Part IV	Fee Schedule		24
Part V	Fleet Details		25
Part VI	Initial Budget		26-28
Part VII	Form of Novation Agreement		29-32

V.SHIPS SHIP MANAGEMENT AGREEMENT	Version Number	:	01-2013
	Page Number	:	4 of 32
Doc: VSMA	File	:

SHIP TECHNICAL MANAGEMENT AGREEMENT - PART I

1.	Vessel Details Name: LEADERSHIP Flag: BAHAMAS Type: BULK CARRIER IMO number: 9233923	GT/NT: 85379/56701 Class: ABS Year Built: 2001
2.	Owners
Name: Leader Shipping Co.

2.1	Owners’ Registered Address (where the company is registered):

Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960

c/o 1-3, Patriarchou Grigoriou Str. & 127, Vouliagmenis Ave., 16674 Glyfada, Athens Greece

Country of Incorporation: Marshall Islands

2.2	Owners’ business establishment address (head office and principal place of business):

	Telephone Number: +30 210 8931507 Contact Name: Konstantinos Galanis	Fax Number: +30 210 9638450 Position: CTO

Email address: tec-ops@seanerqy.gr

2.3	Owners’ VAT registration number if business establishment address at 2.2 is in the European Union: N/A

3.	Managers
Name: V.Ships Greece Ltd.
Registered Office: Par la ville place 14, Par la ville road, Hamilton HM 08, Bermuda, c/o Agiou Dionisiou 3, Piraeus Country of Incorporation: Bermuda

Telephone Number: +30 210 4102210	Fax Number: +30 210 4294340
Contact Name: Capt. Mauro Renaldi	Position: Managing Director

Email address: mauro.renaldi@vships.com

4. Date of Commencement of Agreement (Clause 2.1) Upon Owners delivery of the Vessel to the Managers
5. Notices to Owners : at the Owners’ executive offices in Greece, fax number and email address stated in Box 2

6.	Notices to Managers:

at the address, fax number and email address stated in Box 3 with a copy to Marine Legal Services Limited, 1st floor, 63 Queen Victoria Street, London EC4N 4UA tel (44) (0) 20 7329 2422 fax (44) (0) 20 7236 2894 email craig.brown@marinelegal.co.uk

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It is mutually agreed between the party mentioned in Box 2 of Part I (hereinafter called “the Owners”) and the party mentioned in Box 3 of Part I (hereinafter called “the Managers”) that this Agreement consisting of PARTS I to VII inclusive shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of an applicable Appendix of Part III shall prevail over the provisions of PART II to the extent of such conflict but only in respect of the Management Service to be provided in terms of such applicable Appendix. In the event of a conflict between the Fee Schedule and the provisions of an applicable Appendix of Part III, the provisions of the Fee Schedule shall prevail.

DATE OF AGREEMENT: 11 February 2015

Signature(s) (Owners) Leader Shipping Co.	Signature(s) (Managers) V.Ships Greece Ltd.

Stamatios Tsantanis Title: Director / President / Treasurer	Capt. Mauro Renaldi Title: Managing Director

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SHIP TECHNICAL MANAGEMENT AGREEMENT - PART II

1.	Definitions and Interpretation
1.1	In this Agreement, in addition to terms defined in Part I, save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

“Basic Services” means services relating to Crewing, Technical Management, Purchasing, Operations, Accounting and Budgeting, Information System Software, Shipboard Oil Pollution Emergency Plan, OPA and Assistance with Sale provided in accordance with Clause 3.

“Crew Support Costs” means all expenses of a general nature not particularly referable to any individual vessel for the time being managed by the Managers and incurred for the purpose of providing an efficient and economic management service including, without prejudice to the generality of the foregoing, cost of crew standby pay, training schemes, cadet training schemes, study pay, recruitment and interviews.

“Fee Schedule” means the Schedule comprising Part IV or any revised Fee Schedule prepared by the Managers after the date hereof and agreed by the Owners in writing to record adjustments to the fees payable from time to time under this Agreement.

“Information System Software” means the Managers’ proprietary ship management software in executable object code form as described in Clause 3.7.1 as the same may be upgraded and updated from time to time.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by Resolution A.714 (18) of the International Maritime Organisation on 4 November 1994 and incorporated on 19 May 1994 into the SOLAS Convention 1974 as Chapter IX and any amendment thereto or substitution thereof.

“ISPS Code” means the International Ship and Port Facility Security Code as adopted on 12 December 2002 by resolution 2 of the Conference of Contracting Governments to the International Convention for the Safety of Life at Sea 1974 and any amendment thereto or substitution thereof.

“Management Services” means Basic Services and Other Services and all other functions performed by the Managers under the terms of this Agreement.

“MLC” means the Maritime Labour Convention 2006 and any amendment thereto, substitution thereof and ratification of the Maritime Labour Convention 2006 in the respective States national law.

“OPA” means the United States Oil Pollution Act of 1990, regulations made thereunder, and any amendment thereto or substitution thereof.

“Other Services” means any services provided by Managers affirmatively indicated in Part III of this Agreement.

“Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any contract for service on board the Vessel.

“SMS” means a Safety Management System in accordance with the ISM Code.

“SSP” means a Ship Security Plan in accordance with the ISPS Code.

“STCW” means the International Maritime Organisation Convention on Standards of Training Certification and Watchkeeping for Seafarers 1978, as amended in 1995 and any amendment thereto or substitution thereof.

“the Vessel” shall mean the vessel details of which are set out in Box 1 of Part I.

1.2	Clause Headings are inserted for convenience and shall be ignored in construing this Agreement; words denoting the singular number shall include the plural number and vice versa; references to Parts are to Parts of this Agreement; references to Clauses are to Clauses of Part II except where otherwise expressly stated; and references to any enactment include any re-enactments, amendments and extensions thereof.

2.	Appointment of Managers
2.1	With effect from the date stated in Box 4 of Part I (the “Date of Commencement”) and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the managers of the Vessel in respect of the Management Services.
2.2	In performing any of the Management Services the Managers shall, as agents for and on behalf of the Owners, have authority to take such steps as the Managers may from time to time in their reasonable discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.

3.	Basic Services

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out, as agents for and on behalf of the Owners, the Basic Services in accordance with the following provisions of this Clause.

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3.1	Crewing
3.1.1	The Managers shall provide suitably qualified crew for the Vessel and its trade as required by the Owners in accordance with current STCW requirements as agents for and on behalf of the Owners, provision of which includes but is not limited to the following functions:
(i)	select and engage Master, officers and crew (hereinafter collectively referred to as the “Crew”); where the Owners make a complaint about any member of the Crew the Managers will promptly investigate the same and if it proves to be justified, replace the Crew member concerned as soon as practicable;
(ii)	ensure that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew, and employment regulations including Crew’s tax, social insurance, discipline and other requirements;
(iii)	ensure that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates which are valid for the duration of their service onboard the Vessel and issued in accordance with appropriate flag state requirements and P&I Club requirements; in the absence of applicable Flag state requirement medical certificate shall be dated no more than three (3) months prior to the respective Crew members leaving the country of domicile and maintained for the duration of their service on board the vessel;
(iv)	arrange of transportation of the Crew, including repatriation;
(v)	supervise the efficiency of the Crew and use the Manager’s standard crew appraisal system (written or electronic) and administration of all other Crew matters such as planning for the manning of the Vessel;
(vi)	make payroll arrangements, including settling manning and agency expenses for the manning agents in the Crew’s country of origin and, if applicable, payment of Severance Costs;
(vii)	if requested by the Owners, conducting union negotiations and making agreed payments to unions;
(viii)	verify that the Crew shall have a command of the English of a sufficient standard to enable them to perform their duties safely;
(ix)	operate the Managers’ Drug and Alcohol Policy;
(ix)	arrange Crew training in accordance with the Managers’ policies but always in compliance with STCW (and as provided for in the budget), records of such training being maintained in the Manager’s standard format and will be provided to the Owners on a monthly basis.
3.1.2	Crew Claims

The Managers will provide such information as requested by relevant brokers and/or P&I Club managers to enable such brokers or managers to prepare and process all Crew insurance claims with the Owners’ approval.

3.1.3	The Owners agree to implement in full the terms and conditions of employment under which the Crew is engaged by the Managers as agent for the Owners. The Owners shall be the employer of the Crew and under no circumstances shall the Managers be deemed to be the employer of the Crew. If the Vessel is covered by an ITF approved agreement the Owners authorize the Managers to sign the ITF Special Agreement on their behalf and agree to provide all information necessary for this purpose. The Managers to provide the Owners copies of the contracts of employment upon request.
3.1.4	The Owners to approve the engagement of any member of the Crew within four (4) working days of receipt from the Managers of reasonable details of the proposed appointee. No response within the stipulated timeframe indicates tacit approval.
3.1.5	In the event that any officers or ratings are supplied by the Owners or on their behalf, the Owners shall procure that they comply with the requirements of STCW and MLC. Owners will instruct such officers and ratings to obey all reasonable orders of the Managers.

Any such officers or ratings shall, at the Owners’ cost, be trained in accordance with the Managers training matrix.

3.1.6	The Managers shall procure that the Crew consent to processing of their personal data for legitimate business purposes. The Owners warrant that personal data of the Crew will be processed in accordance with the requirements of the Data Protection Act 1998 or any other applicable law or regulation.
3.1.7	For the purposes of the MLC, the Owners shall be deemed “Shipowner” and under no circumstances whatsoever, notwithstanding the Managers agreeing to carry out specific obligations under the MLC on behalf of the Owners, shall the Managers be deemed “Shipowner”. It is a condition of this Agreement that the Owners shall provide all Crew with MLC compliant working and living conditions. The Owners shall ensure that, in case there is any

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Seafarer Recruitment & Placement Service supplying any member of the Crew to the Vessel or any entity directly employing other persons to work onboard the Vessel, the latter shall provide to the Managers documentary evidence of MLC compliance issued under the provisions laid down by the applicable ratifying administration or, in the case of a non-ratifying administration, documentary evidence from a Recognised Organisation that is accepted by the flag administration of the Vessel.

3.1.8	The Owners authorise the Managers to sign contracts of employment with the Crew as agent only for and on behalf of the Owners and/or to procure that a Seafarer Recruitment & Placement Service, in the country of domicile of a Crew member, signs contracts of employment with such Crew member as agent only for and on behalf of the Owners. The Managers to provide the Owners copies of all the contracts of employment upon request.

3.2	Technical Management

The Managers shall provide technical management which includes, but is not limited to the following functions:

(i)	provision of personnel to supervise the maintenance and general efficiency of the Vessel;
(ii)	arrangement and supervision of drydockings, repairs, modifications to and the upkeep of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure, which is subject to Owners’ prior approval, to ensure that the Vessel will comply with all requirements and recommendations of the classification society and equipment manufacturers, and with the laws and regulations of the country of registry of the Vessel and of the places where she trades;
(iii)	arrangement of periodic analysis of the bunker fuel, lubricating oils and chemicals by third parties (the costs being included in the Vessel’s running costs);
(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary, provided they are pre-approved by the Owners;
(v)	visits to the Vessel by superintendents or other staff of the Managers for up to 20 days on board the Vessel in any calendar year (or pro rata for part of a calendar year) excluding the dry-docking period of the vessel and visits to the Vessel by superintendents or other staff of the Managers in excess of this allowance to be pre-approved in writing by the Owners;
(vi)	notify and receive prior approval by the Owners of any non-budgeted item of expenditure;
(vii)	notify and receive prior approval by the Owners if there is an operational need to exceed quarterly budget allowance as attached to this agreement under Part VI.
(viii)	development, implementation and maintenance of an SMS and an SSP.

3.3	Purchasing
3.3.1	The Managers shall arrange for the supply of necessary victualling, stores, spares, provisions, lubricating oils and services (including drydock services) for the Vessel for any amount of up to US$5,000. With respect to the supply of any items of an amount between US$5,000 to US$10,000 the Managers shall request the Owners pre-approval, which should be provided within 48 hours from the Managers’ request. No response within such stipulated timeframe indicates tacit approval by the Owners. For any purchase above US$10,000, the Managers will advise the details and quotations to the Owners in writing requesting authority to proceed. The Owners have the right to arrange for any purchasing and shall advise the Managers accordingly. To enable the Managers to arrange such supplies on the most advantageous terms, the Managers shall be entitled to join with other parties in making arrangements for bulk purchase. The Managers are presently members of MARCAS Limited (“MARCAS”), an independent contracting association providing access to commodities and dry-dock services globally (www.marcas.org). MARCAS negotiates on behalf of its members with selected suppliers the best available price, terms and conditions for the bulk purchase of goods and services for the marine industry with the aim of offering to members and their clients savings on vessel technical operating costs.
3.3.2	Details of the suppliers contracted by MARCAS and prices available for the Vessel at the time of supply shall be made available to Owners upon their request. Owners acknowledge that all information relating to prices is confidential and undertake not to disclose the same to third parties without the prior written consent of the Managers.
3.3.3	Where MARCAS has negotiated terms and conditions with suppliers of any stores, spares provisions, or lubricating oils (“Goods”) and/or suppliers of services required by the Vessel, then the purchase of such Goods and services will, unless operational or other circumstances otherwise require, be undertaken with such

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suppliers on the basis of the terms and conditions negotiated by MARCAS.

3.3.4	MARCAS will where practicable obtain a best price charter from suppliers that the prices for all Goods and services purchased by MARCAS’s members will be the lowest prices available. If the Owners are able to obtain in good faith, on arms’ length terms, on a true like for like basis (including quality, certification, timing, manufacturer, place of supply, etc., but ignoring taxes and exchange rate fluctuations), the same Goods and/or services at a lower price than that obtained by MARCAS, the Owners will supply full details to the Managers who will promptly raise the matter with MARCAS and pass on to Owners any refund obtained by MARCAS from the supplier.
3.3.5	The Owners have received details from the Managers of the business rules and operating procedures adopted by MARCAS, including provisions related to fees that MARCAS will retain as applicable, and agree to comply with such rules and operating procedures as the same may be amended from time to time.
3.3.6	The Owners acknowledge that they are aware that prices obtained from suppliers require strict adherence to the payment terms agreed with suppliers (normally 45 days from date of invoice) and any failure by the Owners to provide the Managers with funds to settle sums due to suppliers on time will (in the absence of a good faith dispute) result in an immediate 2% surcharge. The Managers are hereby expressly authorised to settle such surcharge charges from any sums held by them on behalf of Owners. The Owners further acknowledge that they are aware if payments to suppliers are regularly made late, or if suppliers are not satisfied with Owners’ credit rating, suppliers may refuse to supply at the prices and on the terms negotiated by MARCAS.
3.3.7	The Owners acknowledge that the Managers may be requested by suppliers to disclose details of the beneficial ownership of the Owners and that the Managers may not be able to obtain the most advantageous terms from such suppliers should the Owners not agree to such disclosure.
~~3.4~~	~~Insurance~~
~~3.4.1~~	~~lf instructed by the-Owners,-the-Managers shall refer the Owners to brokers for the-placing of insurances and shall liaise between the brokers and the Owners to provide such information as may be required to make any claim, in each case in accordance with the following provisions.~~
~~3.4.2~~	~~The-Managers shall arrange for brokers to place such insurances as the Owners shall have instructed or agreed, in particular as regards values, deductibles and franchises. At each renewal the Managers will liaise-with brokers and the Owners:~~

~~(i) as to any changes in insured values required;~~

~~(ii) in respect of premiums, franchises and deductibles and any other changes for the new policy year; and~~

~~(iii) to update the budget to reflect changes in insurance-premiums.~~

~~For the avoidance of doubt under no circumstances will the Managers be liable to the Owners for any losses which the Owners may incur as a result of the level of insured values.~~

~~3.4.3~~	~~The Managers shall engage the services of their appointed insurance brokers to arrange such insurances.~~
~~3.4.4~~	~~The Managers shall compile such statistics and enter into negotiations with such brokers and P & I Club managers as they consider necessary or desirable in order to arrange for such insurances to be placed.~~
~~3.4.5~~	~~Once insurances are placed the Managers shall arrange for all cover notes to be checked and for all debit notes to be paid as required.~~
~~3.4.6~~	~~The Managers shall have the right to obtain confirmation direct from the brokers, underwriter’s and P & I Clubs through whom the Vessel’s insurances are arranged that all premiums calls and contributions due have been paid and that insurances meet the Owners’ obligations under Clauses 6.3, 6.4 and 6.5. Where any premiums, calls and/or contributions are not paid; the Managers all be entitled to pay the same from and funds held by them for the Owners and/or to terminate this Agreement forthwith by notice in writing.~~
~~3.4.7~~	~~Unless otherwise indicated by the Owners, the Managers shall provide such information as requested by the relevant brokers to enable such brokers handle and or procure the settling of all insurance average and salvage claims in connection with the Vessel.~~

3.5	Accounting and Budgeting
3.5.1	The Managers shall:
(i)	maintain records of all costs and expenditure incurred hereunder as well as data necessary or proper for the settlement of accounts between the parties;
(ii)	establish an accounting system for the Vessel and supply regular monthly reports (within 5 working days from the end of the preceding month) in accordance therewith in the Managers’ standard format or, on agreement of an additional fee, such other form as may be mutually agreed in writing with the Owners.

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3.5.2	The Managers shall present to the Owners annually a budget for the following calendar year in the Managers’ standard format. The budget for the period in 2015 following the date stated in Box 4 of Part I is set out in Part VI.
3.5.3	The Owners shall notify the Managers of their acceptance and approval of the annual budget within 14 days of presentation and in the absence of any response the Owners shall be deemed to have accepted the said budget. In the event that the Owners do not accept an annual budget presented by the Managers within the period aforesaid and that budget is, in the reasonable opinion of the Managers, fair and reasonable, the Managers shall be entitled to terminate this Agreement by notice in writing, in which event this Agreement shall terminate on the expiry of a period of one (1) month from the date upon which such notice is given.
3.5.4	The Managers shall produce a monthly comparison between budgeted and actual expenditure of the Vessel in the Managers’ standard format or, on agreement of an additional fee, such other form as may be mutually agreed in writing accompanied by proper written justification of variances reports. In addition if required by the Owners the Managers shall produce quarterly forecast report on the annual budget.
3.5.5	This Clause 3.5 is subject to the provisions of Part VI.

3.6	Operations

As required by the Owners, the Managers shall, as agents for the Owners, provide support on the following functions:

(i)	Monitoring voyage instructions and liaising as appropriate with the Owners, the Owners’ brokers and charteres;
(ii)	Appointment of agents; and
(iii)	Arrangement of surveying of cargoes.

3.7	Information System Software
3.7.1	The Managers will, subject to the remaining provisions of this Clause 3.7, provide the Owners and the Vessel with the Information System Software to allow information from both the Vessel’s and the Managers’ office to be accessed directly by the Owners via the “PartnerShip Network” secure website. Financial, technical and operational information relating to the Vessel will be available from both the Vessel and office outputs, with the ability to “drill down” on accounts. This will provide the Owners with immediate access to the same information available to the Managers and to reports generated for the Owners, with a view to providing improved efficiency and cost savings to the Owners in his overview of the management of the Vessel.
3.7.2	Should the Owners have existing software applications on board the Vessel which they wish to retain, the Owners will permit the Managers to carry out an on board audit to assess the suitability, compatibility with the Information System Software, and any risks or disadvantages associated with the continued use of such applications.
3.7.3	The main features of the Information System Software at the date of this Agreement are:
(i)	comprehensive management software providing single point of entry to the Vessel incorporating Crew administration, vessel noon reporting, operational and port reporting, defect and deficiency reporting and performance monitoring;
(ii)	a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Owners and their charterers; and
(iii)	a computerised maintenance system including inventory control and automated purchase order handling. (An initial charge, to be agreed with Owners, may be made for the set-up of the maintenance database, depending on the system currently existing on board the Vessel).
3.7.4	The costs for the Information System Software are set out in the Fee Schedule, and are included in the Vessel’s running costs, as follows:
(i)	the license fee;
(ii)	remote access from the Owners’ Office through the Managers’ Partnership network;
(iii)	maintenance, updates and upgrades;
(iv)	24 hour support;
(v)	provision of anti-virus software and regular upgrades;
(vi)	operational manuals on CD ROM and regular updates;
(vii)	annual remote audit of the Vessel IT systems providing a system health check;
(viii)	user manuals and training of the Crew in the use of the Information System Software; and
(ix)	e-mail on board the Vessel.
3.7.5	Such costs do not include:
(i)	the costs of appropriate hardware on board the Vessel;
(ii)	travel and other related costs for installation support of the Information System Software on board the Vessel;
(iii)	the set-up cost of the data base for the maintenance system; the Client remains an

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owner of the PMS data, which can be exported at any given time on request.

(iv)	any specific reports specified by the Owners where new data/specialist reporting is required; and
(v)	costs incurred pursuant to clause 3.7.2.
3.7.6	Installation and set-up of the Information System Software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel’s schedule and the availability of the Managers’ personnel.
3.7.7	Solely for the duration of this Agreement the Managers hereby grant the Owners a personal, non-transferable non-exclusive license to use a single copy of the Information System Software as installed by the Managers on a single computer on board the Vessel.
3.7.8	The Information System Software is owned by the Managers or its subsidiaries and is protected by applicable copyright and patent laws. The Owners may not copy the Information System Software (except for back-up purposes only) or any written materials which accompany it, and may not sell, rent, lease, lend, sub-license, reverse engineer or distribute the Information System Software or such written materials.
3.7.9	The Managers do not warrant that the Information System Software will meet the Owners’ requirements or that the use or operation of the Information System Software will be uninterrupted or error free.

3.8	Shipboard Oil Pollution Emergency Plan
3.8.1	The Managers will prepare and obtain all necessary approvals for a shipboard oil pollution emergency plan (SOPEP) in a form approved by the Marine Environment Protection Committee of the International Maritime Organisation pursuant to the requirements of Regulation 26 of Annex I of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, as amended (MARPOL 73/78).
3.8.2	The SOPEP will be written in the English language and will be reviewed and updated from time to time. If required the Managers will arrange for the translation of the SOPEP into another language, the cost of translation being recoverable in terms of Clause 8.5.
3.8.3	The Managers will also undertake regular training of the Crew in the use of the SOPEP including drills to ensure that the SOPEP functions as expected and that contact and information details specified are accurate.

3.9	OPA
3.9.1	If instructed by the Owners, the Managers will:
(i)	arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and instruct the Crew in all aspects of the operation of such plan;
(ii)	identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organisation, resources having salvage, firefighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owners to deal with the media in the event of discharges of oil.
3.9.2	The Managers are expressly authorised as agents for the Owners to enter into such arrangements by Contract or otherwise as are required to ensure the availability of the services outlined in Clause 3.8.1. The Managers are further expressly authorised as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other Federal or State laws.
3.9.3	The Owners will pay the fees due to third parties providing the services described above together with costs to the Managers if any. The level of fees will be included in the Vessel’s running costs.
3.9.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners, provided such expense does not exceed US$150.

3.10	Assistance with Sale of Vessel

The Managers shall, if requested, provide Owners with technical assistance in connection with any sale of the Vessel. The Managers will, if requested in writing by the Owners, comment on the terms of any proposed Memorandum of Agreement, but the Owners will remain solely responsible for agreeing the terms of any Memorandum of Agreement regulating any sale.

3.11	Vessel trading in high risk areas

In the event that the Vessel is to trade in a high risk area and in particular an area where piracy is prevalent, the Managers shall:

(i)	Comply in full with the guidance provided by ‘Best Management Practices to Deter Piracy off the Coast of Somalia and in the Arabian Sea Area (BMP)’ as may be revised from time to time and also with any similar guidance which may be issued for other high risk areas.

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(ii)	Monitor daily guidance and updates provided by The Maritime Security Centre - Horn of Africa (MSCHOA) website (www.mschoa.org) as may be revised from time to time and advise the Vessel accordingly.
(iii)	Comply with the Managers’ guidelines for ‘Transiting off the coast of Somalia, the Arabian Sea, Gulf of Aden and Red Sea’ as may be revised from time to time and also with any similar guidance which may be issued for other high risk areas. The Managers’ guidelines set out their policy of full compliance with BMP and additional guidance and information on Self Protection Measures (SPM’s) and Citadels or Safe Areas. The Owners will be provided with a copy of the guidelines and costs for SPM’s will be included in the Vessel budget.
(iv)	Where appropriate, ensure the Vessel follows the International Recommended Transit Corridor (IRTC), using the services of an escorted convoy if available or joining a group transit if not.
(v)	Monitor routing recommendations for transiting high risk areas as provided by charterers and insurers and review the same as part of the risk assessment carried out for the transit concerned.
(vi)	Provide sufficient Self Protection Measures (SPM) appropriate to the vessel type, size and speed with a view to protecting the Crew as far as possible in the event of an attack. To be determined by the risk assessment required by BMP for the transit concerned and before entering the high risk area.
(vii)	Provide training for the Crew in BMP prior to transiting any high risk area.

4.	Other Services
4.1	Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out, as agents for and on behalf of the Owners, such Other Services as shall have been indicated in Part III.
4.2	Other Services shall be provided in accordance with the terms of the Appendices contained in Part III.

5.	Managers’ Obligations
5.1	The Managers undertake to use their best endeavours to provide the Basic Services, the Other Services and the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of Management Services provided however that the

Managers in the performance of Management Services shall be entitled to have regard to their overall responsibility in relation to all vessels which may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their reasonable discretion consider to be fair and reasonable.

5.2	The Managers shall procure that the requirements of the law of the flag of the Vessel are satisfied and they shall be deemed to be “the Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and by the ISPS Code.
5.3	The Managers undertake the responsibility to cooperate fully with the Owner and/or any other third party audit firm the Owner chooses with regard to the establishment (design) and the annual testing of the internal controls followed by the Manager relating to the operations performed during providing the services described herein to the Owners (provision of Type II SSAE16 report included).

6.	Owners’ Obligations
6.1	The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. Time shall be of the essence in respect of the payment of all such sums.
6.2	The Owners shall report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the flag state administration the details of the Managers as the Company as required to comply with the ISM Code.
6.3	The Owners shall procure that throughout the period of this Agreement the Vessel will be insured at the Owners’ expense for not less than sound market value or entered for full gross tonnage, as the case may be, for:
(i)	usual hull and machinery risks (including but not limited to Crew negligence) and excess liabilities;
(ii)	protection and indemnity risks (including but not limited to pollution risks, diversion expenses and Crew risks);
(iii)	freight, defense and demurrage;
(iv)	war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and Crew risks); and
(v)	in accordance with MLC, establish insurance to compensate Crew, and/or any officers or

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ratings supplied by the Owners or on their behalf, for monetary loss that they may incur as a result of the failure of a recruitment and placement service or Owners under the employment agreement, to meet its obligations to them; and

(vi)	such other optional insurances as may be agreed by the Owners (such as piracy, kidnap and ransom, loss of hire)

in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies underwriters or associations (provided that, protection and indemnity risks must be placed with a member of the International Group of P&I Clubs) (“the Owners’ Insurances”).

6.4	The Owners shall procure that all premiums and calls on the Owners’ Insurances are paid by their due date and that the Owners’ Insurances name the Managers and any additional party designated by the Managers as a joint assured for protection and indemnity risks (including pollution risks) and a named assured on all other policies, with the benefit of full cover. The Owners shall, if applicable, provide the Managers with written evidence thereof to the reasonable satisfaction of the Managers on or prior to the Date of Commencement and/or on the date on which the Managers notify the Owners of the appointment of any additional party and within seven (7) days of each renewal date. The Owners shall provide Managers with an appropriate certificate of insurance covering any and all liabilities under the MLC including but not limited to financial security in accordance with regulation 2.5.
6.5	As between the Owners and the Managers, the Managers shall not be responsible for paying any premiums or calls arising in connection with such insurances. On termination of this Agreement (howsoever occasioned) or where the Owners make a change in the P&I Club in which the Vessel is entered, the Owners shall procure that the Managers and any additional party designated by the Managers as a joint or named assured shall cease to be a joint or named assured and that they are released from and/or secured for any and all liability for premiums and calls that may arise in relation to the period of this Agreement. For the avoidance of doubt, it is agreed that the Owners shall be liable for all deductibles applying to any insurance policy.
6.6	Owners are responsible for the payment of any tonnage tax applicable at the country where this agreement will be officially registered, save as provided in Clause 9.4 of this Agreement.
6.7	The Owners are responsible to maintain this management agreement for a minimum period of three (3) months. Such period will include any novation of this management agreement to V.Ships Limited, of Limassol Cyprus.

7.	Documentation
7.1	On or prior to the Date of Commencement the Owners will deliver to the Managers:

(i) copies of the Vessel’s Certificate of Registry,

(ii) copies of all the Vessel’s trading and classification certificates,

(iii) a copy of the Owners’ certificate of incorporation,

(iv) full details of any resident registered agent for the registered owner of the Vessel,

(v) if applicable, a copy of the bareboat charterparty pursuant to which the Owners are disponent owners of the Vessel,

(vi) in the case of a new vessel, the Owners will deliver a copy of the Building Contract and specification, and in the case of a second hand vessel, a copy of the Memorandum of Agreement in terms of which the Owners acquired the Vessel. The Owners shall be entitled to delete any confidential information (such as price) from the Building Contract or Memorandum of Agreement,

(vii) if the Owners are not the registered owners or the bareboat charterer of the Vessel, in addition to the above, evidence satisfactory to the Managers of their beneficial interest in the Vessel and of their authorisation from the registered owners to enter into this Agreement,

(viii) the name and address of the bank through which the Owners will pay funds due under this Agreement.

In any event, the Managers reserve the right to request evidence satisfactory to them that the Owners are in goodstanding and that the person signing this Agreement on their behalf is duly authorized to do so.

7.2	The Owners will on request provide the Managers with full details, in writing, of the registered Owners.
7.3	The Owners shall be obliged to obtain any required guarantee, bond or other security including, without limitation, the SCAC code and International Carrier Bond as required in order to access the US Bureau of Customs and Border Protection automated manifest system, as required by 68 Fed Reg. 68139 and as amended, and USCG Certificate of Financial Responsibility for water pollution. The Owners shall also be obliged to obtain any permits, licences or the like required to be obtained by an operator of a vessel including, without limitation, the US EPA vessel general permit.

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7.4	At the request of the Owners, the Managers will promptly deliver a duly executed technical manager’s undertaking and subordination to the Owners’ lenders’ rights. The Managers further agree that they will cooperate with the Owners’ lenders in providing such undertaking and subordination letter and any other further documentation which may be required by the Owners’ lenders.

8.	Management Fee
8.1	The Owners shall pay to the Managers a fee in the amounts stated in the Fee Schedule in respect of the Basic Services and Other Services which shall be payable by equal monthly installments, the first installment being payable on the Commencement of this Agreement and the payment of the agreed monthly budgeted amounts fifteen (15) days prior to the purchase of the Vessel including payment of the agreed pre-delivery budget and one (1) month fee applicable for the pre-delivery work in respect of the vessel and subsequent installments being payable monthly in advance and fees for Other Services (if applicable) shall be paid at the rates and times specified in the Fee Schedule.
8.2	If the Managers’ superintendents or other staff spend more than 20 days onboard the Vessel in any calendar year but excluding the dry-docking period of the vessel (or pro rata for part of a calendar year) such days in excess of 20 on board the Vessel shall be charged at the rate of US$800 per man per day.
8.3	Where a charterers vetting inspection may be required and a pre-inspection is requested, the costs of such additional services shall be charged to the Vessel’s account.
8.4	If the Vessel is placed on time charter, any costs incurred in complying with charterers requirements (including, but not limited to, additional reporting requirements and visits to the charterers) will be paid by the Owners.
8.5	The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff and office stationery. The Owners shall reimburse the Managers for all expenses properly incurred under the terms of this Agreement on behalf of the Owners, including, without prejudice to the foregoing generality, postage and communication expenses (which the Managers shall allocate among all vessels managed by them on a basis which the Managers consider to be fair and reasonable having regard to the trade of the vessels, the nationality of the Crews and other relevant factors), Crew Support Costs (as included in the Vessel’s running costs), vessel documentation, administrative expenses of the SOPEP and SSP, travelling expenses and other out of pocket expenses properly and reasonably incurred by the Managers in pursuance of the Management Services. All the above costs will be incurred by the Managers, provided they have been approved by the Owners.
8.6	In the event of the termination of this Agreement on the completion of the three (3) months minimum period (such period to include any period that this Agreement has been novated to V.Ships Limited, of Limassol Cyprus as provided in this Agreement) the fees payable to the Managers according to the provisions of Clause 8.1 shall, save as aftermentioned, be paid for a further period of two (2) calendar months from the effective date of termination. After that minimum period of the Agreement there will be only one (1) month fees applicable upon termination subject to agreement that the total value of management fees paid will be at least equivalent to five (5) months.
8.7	Fees payable to the Managers will be reviewed annually and shall be adjusted as a minimum by reference to the retail price index relevant to the domicile of the Managers. Where Management Services are wholly or partly provided by third parties, the fees therefor shall be adjusted immediately to take account of increases in the cost of such services. The Managers will, however, use all reasonable endeavours in negotiations with such third parties to minimise such increases.
8.8	All fees are exclusive of Value Added Taxes, if any, or other applicable taxes.
8.9	Save as otherwise provided in this Agreement, all discounts, rebates and commissions obtained by the Managers in the course of the management of the Vessel shall be credited to the Owners.
8.10	If as a result of collision, accident, emergency, or any other extraordinary circumstances, the Managers’ workload is increased beyond that which the parties could reasonably have anticipated, the Managers shall be entitled to reasonable additional remuneration having regard to the nature of the incident, the personnel and resources of the Managers deployed, and all other relevant circumstances including insurance recoveries.
8.11	If the Owners decide to lay-up the Vessel and such lay-up lasts for more than two (2) months, an appropriate reduction of the management fee for the period exceeding the two (2) months until the Owners give written notice to remobilize the Vessel, shall be mutually agreed between the parties.

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9.	Payments and Management of Funds

9.1	All sums paid to the Managers by or on behalf of the Owners and all moneys collected by the Managers under the terms of this Agreement (other than fees payable by the Owners to the Managers) shall be held to the credit of the Owners in a separate bank account or accounts which shall be operated by the Managers. The Owners agree to provide to the Managers all information and documentation reasonably required to comply with banking “know your customer” procedures.
9.2	Where any sums howsoever arising and whether in respect of fees, budgeted expenditure, nonbudgeted expenditure, other liabilities (present, future, liquidated or unliquidated) or expenses are owed to the Managers in connection with the Vessel, the Managers shall be entitled but not obliged at any time or times to apply any sums standing to the credit of the accounts referred to in Clause 9.1 to settle such sums but shall in any event remain payable by the Owners to the Managers on demand.
9.3	On or prior to the Date of Commencement the Owners shall provide to the Managers an amount equivalent to the prorated budgeted days’ expenditure from the Date of Commencement to the end of the first month in management. In addition all pre-delivery expenses are to be funded promptly by the Owners on request from the Managers. The Owners shall provide an amount equivalent to 1/12 of the annual budget for the first full month on or prior to the 1st day of the first full month of the management period. In subsequent months the Managers shall request amounts for the total anticipated monthly expenditure as laid out in clause 9.6.
9.4	On or prior to the Date of Commencement the Owners shall provide to the Managers a sum of US$7,500, which shall be available to the Managers in their sole discretion for payment of any sum due under the terms of this Agreement, which sum will be held in the Manager’s bank account (“the Float”). The Owners agree that on termination of this Agreement the Managers shall be entitled to retain all or part of the Float in payment of any sums then outstanding under the terms of this Agreement and, subject thereto, the Managers shall reimburse the balance of the Float to the Owners within two (2) months after the termination of this agreement. On or prior to the Date of Commencement the Owners shall provide to the Managers a sum equal to 50% of the applicable Greek tonnage tax to be paid for the Vessel for the year 2015 (the “Tonnage Tax Amount”), which sum will be held in the Manager’s bank account. Such Tonnage Tax Amount will be provided to the Managers for the payment by the Managers to the Greek Authorities of the applicable Greek Tonnage Tax for the Vessel. Any balance of the Tonnage Tax Amount will be returned to the Owners immediately upon receipt thereof from the applicable Greek Authorities.
9.5	The Owners agree that on termination of this agreement payment of all sums outstanding under the terms of the agreement are to be made in advance of the Vessel leaving management. The sum will include without prejudice to the generality of the foregoing, any amounts due to be paid to suppliers and other third parties (as evidenced, in the absence of manifest error, by an accounts payable listing produced by the Managers) and any outstanding accruals for items or services invoiced or delivered. The Owners irrevocably undertake to pay forthwith on request from the Managers any other sums which become due after the effective date of termination, but have been incurred during the prosecution of this Agreement.
9.6	The Managers shall each month request (by letter, telex, fax or e-mail) from the Owners the funds required to run the Vessel for the ensuing month. Such request will be for the total of the anticipated monthly expenditure, including, without prejudice to the generality of the foregoing, any sums due to be paid to suppliers and other third parties in the ensuing month (as conclusively evidenced, in the absence of manifest error, by an accounts payable listing produced by the Managers) and any outstanding accruals for items or services invoiced or delivered. In addition, the Owners shall provide the Managers upon request with any funds which the Managers may reasonably request to cover any unbudgeted, unexpected, occasional or extraordinary item of expenditure. All such funds shall be received by the Managers within five (5) days after the receipt of such requests and shall be held to the credit of the Owners in the account(s) referred to in Clause 9.1. The Managers shall be entitled to allocate such funds in such manner as the Managers reasonably determine, and it shall not be open to the Owners to direct the Managers otherwise and under no circumstances shall any funds received be held on trust by the Managers for any specific purpose. In case there is any surplus of funds, same will be applied on the quarterly budget.
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Managers (and not any third party) in accordance with the terms of this Agreement in full without any deduction whatsoever.

9.8	In addition to the funds referred to above the Owners shall pay and/or reimburse the Managers in respect of all expenses incurred prior to the Date of Commencement including, but not limited to, riding Crew wages, initial Crew movements, Crew standby expenses, communication and liaison expenses and ITF welfare contributions.

10.	Managers’ Right to Sub-Contract
10.1	The Managers shall be entitled to procure performance of the Managers’ obligations hereunder by their parent, subsidiary or associated companies or (in the case of Other Services) third parties (hereinafter collectively called the “Sub-Managers”) in accordance with the following provisions of this Clause 10.1, provided that the Owners have given their prior written consent:
(i)	any such performance of all or any of the Managers’ obligations by the Sub-Managers shall be and constitute full and sufficient performance by the Managers of their obligations hereunder;
(ii)	the Owners hereby agree with the Managers that insofar as the Sub-Managers perform the obligations of the Managers the Sub-Managers shall be entitled to the benefits of the provisions of Clause 11; and
(iii)	any performance of the Managers’ obligations by the Sub-Managers shall be without prejudice to the rights of the Owners hereunder for any failure by the Managers in performance of the Managers’ duties and obligations hereunder and notwithstanding performance by the Sub-Managers the Managers shall remain responsible to the Owners for performance of their obligations hereunder.
10.2	The provisions of Clause 10.1 shall remain in force notwithstanding termination of this Agreement.

11.	Responsibilities

11.1	Force Majeure
11.1.1	Neither the Owners nor the Managers shall be liable for any loss or damage or total or partial failure to perform this Agreement (other than a failure to perform an obligation to pay money) caused wholly or partly by any circumstance or matter beyond the reasonable control of the relevant party, as the case may be, including (without limiting the generality of the foregoing) acts of God, acts of governmental authorities, fires, strikes, floods, epidemics, quarantine restrictions, wars, insurrections, riots, violent demonstrations, criminal offences (other than criminal offences attributable to each Party’s employees, agents or sub-contractors), acts and omissions of civil or military authority or of usurped power, requisition or hire by any governmental or other competent authority, embargoes.
11.1.2	Where a party seeks to rely upon a force majeure event as described in Clause 11.1.1 it will advise the other party of the force majeure event at the earliest opportunity and also advise that party of the likely duration of such force majeure situation.

11.2	Liability to Owners
(i)	Without prejudice to Clause 11.1, the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services unless same is proved to have resulted solely from the negligence, gross negligence or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers’ liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten times the annual management fee payable hereunder for Basic Services.
(ii)	Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be responsible for any of the actions of the Crew even if such actions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure to discharge their obligations under Clause 3.1 in which case their liability shall be limited in accordance with the terms of this Clause 11.

11.3	Indemnity - General

Except to the extent and solely for the amount therein set out that the Managers would be liable under Clause 11.2, the Owners hereby undertake to keep the Managers and their employees, agents

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and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising out of or in connection with the performance of this Agreement, including, but not limited to, any and all liability arising under the MLC, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

11.4	Indemnity - tax

Without prejudice to the general indemnity set out in Clause 11.3, the Owners hereby undertake to keep the Managers, their employees, agents and sub-contractors indemnified and to hold them harmless against all taxes, imposts and duties levied by any government as a result of the trading or other activities of the Owners or the Vessel and that whether or not such taxes, imposts and duties are levied on the Owners or the Managers.

11.5	“Himalaya”

Subject to any provision of the Agreement to the contrary, it is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers and the employees of such subcontractors) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this clause 11 the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

11.6	The provisions of Clause 11 shall remain in force notwithstanding termination of this Agreement.

~~12.~~	~~Liens~~

~~12.1~~	~~The Owners hereby create a charge and equitable lien over the Vessel and Fleet in favour of the Managers in order to secure any sums due to the Managers by virtue of this Agreement. Such charge and or equitable lien shall be considered as a “Maritime Claim” as prescribed in the International Convention Relating to the Arrest of Sea Going Ships, Brussels May 10 1952 and any amendment thereto or substitution thereof, and the Owners recognise and accept that the Vessel, or any vessel within the Fleet, therefore can be arrested for any sums due to the Managers by virtue of this Agreement. For the purposes of the Supreme Court Act 1981, or equivalent legislation in other jurisdictions, this Agreement shall be deemed a supply contract in respect of goods and materials supplied to the Vessel for her operation and maintenance, and neither party hereto shall take issue and/or dispute either the right of lien or charge, or the corresponding right of arrest.~~
~~12.2~~	~~The Owners hereby grant the Managers a lien upon any and all cargoes, bunkers, hire, sub hire, all freights, sub freights relating to the Vessel’s employment, or employment of any vessel within the Fleet, for any sums due to the Managers under this Agreements.~~

13.	Claims/Disputes

13.1	At the request of the Owners, the Managers shall handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to claims or disputes involving third parties.
13.2	The Managers shall, as instructed by the Owners, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.
13.3	The Managers in cooperation with the Owners shall have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.
13.4	The Owners shall arrange for the provision of any necessary guarantee bond or other security.
13.5	The Owners shall pay to the Managers a fee for time spent by the Managers in carrying out their obligations under Clause 13 and such fee shall be mutually agreed by the Owners and the Managers (such fee to not exceed the rate of US$800 per man per day). In addition any costs incurred by

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the Managers in carrying out their obligations according to Clause 13 shall be reimbursed by the Owners.

13.6	The Owners agree to the use of MTI Network for crisis management response and agree to pay any fees additional to the annual retainer of MTI Network (as included in the budget) which may be incurred.

14.	Auditing, Records
14.1	The Managers shall at all times maintain and keep true and correct accounts and shall make the same available at the Managers’ offices for inspection and auditing by the Owners at such times as may be mutually agreed. The Owners agree that the Managers shall be entitled to charge for their reasonable costs and expenses should the Owners require hard copies of supplier invoices and related documentation.
14.2	The Managers shall be entitled to electronically archive all of the Vessels’ records and arrange safe storage of the same, the costs being included in the Vessel’s running costs.
14.3	All accounting and other records relating the Vessel will be retained by the Managers for a period of two (2) years after the date of termination, for whatever reason, of this Agreement, and thereafter shall be destroyed or, if electronically archived, expunged unless the Owners request the Managers to deliver such records to them at the Owners’ expense.
14.4	The Managers may request and the Owners shall, in a timely manner, make available all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

15.	Inspection of Vessel

The Owners shall have the right at any time to inspect the Vessel for any reason they consider necessary. The Owners will, where practicable, give reasonable notice to the Managers of their intention to visit the Vessel. After such inspection should Owners advise Mangers of reasonable comments about the Vessel’s condition and the Crew’s performance, Managers undertake to take necessary rectifying actions at the Owners expense.

16.	Compliance with Laws and Regulations
16.1	The parties will not do or permit anything to be done which might cause any breach or infringement of the laws and regulations of the country of registry of the Vessel, and of the places where she trades, provided always that the Managers’ obligations under this Clause will only relate to matters which the Managers are in fact capable of fulfilling and on the understanding that the Managers receive all necessary co-operation, information and funding from the Owners.
16.2	All intended carriage, trade or voyages must be fully compliant with relevant international sanctions and prohibitions. Managers, Crew and Owners accept such requirement as a condition of this Agreement entitling the Managers to terminate the Agreement should there be a breach of international sanctions and prohibitions. The Owners shall indemnify and hold harmless the Managers, their employees, agents and subcontractors in respect of any consequence that may arise from the Vessel being arrested or detained, and should the Vessel not then be capable of immediate release, as a result of sanctions or prohibitions affecting the Owners’ banks and/or insurers.

17.	Duration of the Agreement

17.1	Termination by Notice

This Agreement shall come into effect on the Date of Commencement for a minimum period of three (3) months and shall continue thereafter until terminated by either party giving to the other notice in writing, in which event this Agreement shall, subject as aftermentioned terminate on the expiry of a period of one (1) month from the date upon which such notice is received. Where the Vessel is not at a convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at a convenient port or place.

It is hereby agreed between the Parties that this Agreement may be novated by the Owners to V.Ships Limited, of Limassol Cyprus at any time from the Date of Commencement by a sole written notice of the Owners to the Managers. The Managers hereby undertake to procure that V.Ships Limited, of Limassol Cyprus enters into a novation agreement. Upon the Owners’ notice to the Managers, the Owners, the Managers and V.Ships Limited, of Limassol Cyprus will enter into a novation agreement in the form attached in Part VII of this Agreement.

17.2	Termination by default - Owners
(i)	The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys requested by the Managers from the Owners, shall not have been received in the Managers’ nominated account within ten (10) calendar days of

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payment having been requested in writing by the Managers or if the Owners fail to comply to the reasonable satisfaction of the Managers with the requirements of clauses 6.3, 6.4 and 6.5 or if the Vessel is repossessed by a mortgagee.

(ii)	If the Owners
(a)	otherwise fail materially to meet their obligations hereunder for reasons within their control, or
(b)	proceed with employment of or continue to employ the Vessel in the carriage of contraband, blockade running or in an unlawful and/or sanctionable trade, or on a voyage or in a manner which, in the opinion of the Managers, is unduly hazardous or improper, or potentially unlawful and/or sanctionable or
(c)	fail to comply with any recommendation of the Managers which the Managers consider to be reasonable and non- compliance with which may affect the Managers’ reputation or its obligations under the ISM Code or any other applicable laws or regulations then the Managers may give written notice to the Owners specifying the default and requiring them to remedy it. In the event that the Owners fail to remedy such default (in the case of (a) above, if remediable) within a reasonable time to the reasonable satisfaction of the Managers, the Managers shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.3	Termination by Default - Managers

If the Managers fail materially to meet their obligations under this Agreement for reasons within the control of the Managers, the Owners may give written notice to the Managers specifying the default and requiring them to remedy it as soon as practically possible. In the event that the Managers fail to remedy such default within a reasonable period of time but in any case latest within fifteen (15) days from the date of the Owners’ notice, if remediable, to the reasonable satisfaction of the Owners, the Owners shall be entitled to terminate this Agreement with immediate effect by notice in writing.

17.4	Liquidation

The Parties to this Agreement shall be entitled to terminate this Agreement forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the Owners of the Vessel (otherwise than for the purpose of reconstruction or amalgamation) or the Managers or if a receiver or similar officer is appointed to the Owners or the Managers or if either Party ceases to carry on business or make any special arrangement or composition with their creditors or if the Owners suspend payment under this Agreement.

17.5	Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or its being bareboat chattered, if applicable and unless otherwise agreed, when the bareboat charter comes to an end or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned. Notwithstanding such deemed termination, fees shall be paid in accordance with the provisions of Clause 8.6.

17.6	For the purpose of sub-clause 17.5 hereof:
(i)	the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the registered owners cease to be registered as owners of the Vessel;
(ii)	the Vessel shall not be deemed to be lost until either she has become an actual total loss or agreement has been reached with her Underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred or a Notice of Abandonment is issued to underwriters.
17.7	The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.
17.8	All outstanding fees and other sums payable by the Owners require to be paid in full on or prior to termination, for whatever reason, of this Agreement. Save where the Agreement is terminated by the Owners in accordance with Clause 17.3, the Managers shall be paid fees in accordance with Clause 8.6. The Owners shall also pay on demand Severance Costs together with repatriation costs and expenses.

18.	Confidentiality
18.1	As between the Owners and the Managers, the Owners hereby agree and acknowledge that all title and property in and to the management manuals of the Managers and other written material of the Managers concerning management functions and activities is vested in the Managers and the Owners agree not to disclose the same to

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any third party and, on the termination of this Agreement, to return all such manuals and other material to the Managers. For the purposes of this Clause reference to “the Managers” includes the parent, subsidiary and associated companies of the Managers and any third parties providing Management Services.

19.	Suspension of Services

If, at any time, the Owners have failed to pay the sums due and owing, as set out in Clause 9, or are in breach of any other terms of this Agreement, in addition to the Managers’ rights pursuant to Clause 17 to terminate, the Managers shall, without prejudice to their liberty to terminate, be entitled to withhold/suspend the performance of any and all of their obligations hereunder (including, but not limited to, removal of Crew) and shall have no responsibility whatsoever for any consequences thereof, in respect of which the Owners hereby indemnify the Managers, and fees (as set out in the Fee Schedule) shall continue to accrue and any extra expenses resulting from such withholding shall be for the Owners’ account.

20.	Law and Arbitration
20.1	This Agreement shall be governed by English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 and any amendment thereto or substitution therefor.
20.2	The arbitration shall be conducted in accordance with the London Maritime Arbitrators’ (LMAA) Terms current at the time when the arbitration is commenced.
20.3	Save as aftermentioned, the reference shall be to three arbitrators, one to be appointed by each party and the third by the two so appointed. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment to the other party requiring the other party to appoint its arbitrator within fourteen (14) days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and give notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring the dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be as binding as if he had been appointed by agreement.
20.4	In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.
20.5	Unless otherwise provided for in a separate agreement, the Owners hereby agree that any claim by any company providing services under clause 24 below shall, unless such company elects otherwise, be subject to English law and any dispute shall be referred to arbitration in accordance with the foregoing provisions of this clause 20.
20.6	Except to the extent provided for in clauses 10, 11 and 20.5 no third party shall have the right to enforce any term of this Agreement.

21.	Amendments to Agreement

Any and all amendments will be agreed by all the parties in the Agreement and will be in writing.

22.	Time Limit for Claims

Any and all liabilities of either party to the other arising under this Agreement or otherwise in relation to the Vessel (except in the case of fraud) shall be deemed to be waived and absolutely barred on the relevant date unless prior to the relevant date written particulars of any claim (giving details of the alleged breach in respect of which such claim is made and a preliminary statement of the amount claimed) have been intimated in writing by the claimant by the relevant date, and any such claim shall be deemed (if it has not previously been satisfied, settled or withdrawn) to have been withdrawn unless arbitration proceedings have been commenced under Clause 20 prior to the expiry of six (6) months after the relevant date. For the purposes of this Clause 22, the “relevant date” is one year after the date of termination, for whatever reason, of this Agreement.

23.	Condition of Vessel

The Owners acknowledge that they are aware that the Managers are unable to confirm that the Vessel, its systems, equipment and machinery are free from defects, and agree that the Managers shall not in any circumstances be liable for any losses, costs, claims, liabilities and expenses which the Owners may suffer or incur resulting from preexisting or latent deficiencies in the Vessel, its systems, equipment and machinery.

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24.	Use of Associated Companies
24.1	The Managers hereby disclose to the Owners that they may, in the course of performing Management Services, utilize the services of companies associated with the Managers. Without prejudice to the foregoing generality, associated companies of the Managers may be used in connection with inter alia travel, insurance, port agency catering and consultancy services. Where companies associated with the Managers provide services in connection with the above or any other matters, such companies will be entitled to charge and retain for their own benefit usual remuneration for the provision of their services (whether in the form of commission or fees). The Managers will send a list of the Associated Companies to Owners on or prior to the Date of Commencement.
24.2	The Owners hereby consent to the arrangements set out in Clause 24.1.

25.	Notices
25.1	Any notice or other communication under or in relation to this Agreement (a “Communication”) may be sent by fax, registered or recorded mail, by personal delivery.
25.2	The addresses of the parties for service of a Communication shall be as stated in Boxes 5 and 6 respectively of Part I.
25.3	A Communication shall be deemed to have been delivered and shall take effect:
(i)	in the case of a fax on the day of transmission; and
(iii)	if delivered personally or sent by registered or recorded mail at the time of delivery.

26.	Staff Loyalty
The Owners shall not and shall procure that their parent, subsidiary and associate companies shall not, without the written consent of the Managers, during the course of this Agreement or for a period of six (6) months following termination directly or indirectly offer any employment to any employee of the Managers engaged in providing Management Services or directly or indirectly induce or solicit any such person to take up employment with the Owners or any associated or affiliated company or use the services of any such person either independently or via a third party. In the event that the Managers agree to any of its employees accepting an offer of employment as aforesaid, the Owners shall pay to the Managers a sum equivalent to 25% of the new annual salary of that employee, payable within seven days of the date of the written agreement of the Managers. Such payment shall be construed as liquidated damages and not as a penalty, being the parties agreed reasonable estimate of the Managers’ loss. This clause will not apply to any staff recruited or seconded specifically from Seanergy for the Seanergy vessels.

27.	Entire Agreement
27.1	This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and (in relation to such subject matter) supersedes all prior discussions, understandings and agreements between the parties and all prior representations and expressions of opinion by the parties.
27.2	Each of the parties acknowledges that it is not relying on any statements, warranties, representations or understandings (whether negligently or innocently made) given or made by or on behalf of the other in relation to the subject matter hereof and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement. The only remedy available shall be for breach of contract under the terms of this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

28.	Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

29.	Non Waiver

No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver in whole or in part. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

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SHIP TECHNICAL MANAGEMENT AGREEMENT - PART III

OTHER SERVICES

~~APPENDIX 1* - Chartering (only applicable if not deleted fee specified in Box 1 of the Fee Schedule)~~

~~The Managers shall, in accordance with the Owner’s instructions, provide chartering services which term includes but is no limited to seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charterparties or other contracts relating to the employment of the Vessel. Consent thereto in writing (including telex or fax) shall be obtained from the Owners before any contract in respect of the Vessel’s employment is concluded.~~

~~The fee for the foregoing services shall be such sum as is set out in the Fee Schedule.~~

~~APPENDIX 2* - Post Fixture Services (only applicable if not deleted fee specified in Box 2 of the Fee Schedule)~~

~~The Managers shall provide post fixture services which includes such of the following functions as have been agreed with the Owners:~~

~~(i)~~	~~liaising with Owners, brokers and charterers in the negotiation of the fixture;~~

~~(ii)~~	~~provision of voyage and time charter estimates;~~

~~(iii)~~	~~checking the cargo specification with the Master and cargo shippers to ensure the Vessel is capable of the safe carriage of the cargo;~~

~~(iv)~~	~~instructing the master regarding the fixture and issuing voyage orders;~~

~~(v)~~	~~arranging on and off hire surveys;~~

~~(vi)~~	~~preparation of accounts and calculation of hire and freights and/or demurrage and despatch moneys due from or due to the charterers of the Vessel if required by the Owners; and~~

~~(vii)~~	~~arrangement of the payment to the Owners of all hire and/or freight revenues or other moneys of whatsoever kind to which Owners may be entitled arising out of the employment of or otherwise in connection with the Vessel.~~

~~The fee for the foregoing services shall be such sum as is set out in the Fee Schedule.~~

~~APPENDIX 3* - Surveys or other Consultancy Services (only applicable if not deleted – fee specified in Box 3 of the Fee Schedule)~~

~~Any routine superficial inspections of ships afloat or other consultancy services will be undertaken on the following terms:~~

~~1.~~	~~Any report issued by the Managers is issued solely to the person to whom it is addressed and under no circumstances is any part of it to be issued or made available to any other party.~~

~~2.~~	~~Inspections are limited to those parts of the Vessel, her machinery equipment or records (if made available) which are actually exposed, uncovered or readily accessible and the Managers are unable to report on any other part of the Vessel, her machinery or equipment and shall have no responsibilities whatsoever in such respect.~~

~~3.~~	~~The Managers are unable to report on the ship’s water tightness or integrity, the operational efficiency of its machinery or equipment, its suitability for any business or trade, or its stability characteristics.~~

~~4.~~	~~The Managers shall in no circumstances be liable for any indirect, consequential or economic losses arising from any surveys of the Vessel or other consultancy services.~~

~~5.~~	~~The Managers’ maximum liability for any loss arising from surveys or consultancy services shall be 10 times the fee payable therefor.~~

~~6.~~	~~Fees in respect of routine superficial inspections afloat shall be charged at the rate of US$850 per day or part thereof. Fees for other consultancy services shall be agreed before work is commenced and unless otherwise agreed shall be payable on delivery of the report by the Managers.~~

~~APPENDIX 4* - Bunker Services (only applicable if not deleted – fee specified in Box 4 of the Fee Schedule)~~

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~~The Mangers shall arrange for the provision of bunker fuel of the quality agreed with the Owners as required for the Vessel’s trade.~~

~~The Managers shall be entitled to order bunker fuel through such brokers or suppliers as the Managers deem appropriate unless the Owners instruct the Managers to utilise a particular supplier which the Managers will be obliged to do provided that the Owners have made prior credit arrangements with such supplier. The Owners shall comply with the terms of any credit arrangements made by the Managers on their behalf.~~

~~The Managers shall not in any circumstances have any liability for any bunkers which do not meet the required specification. The Managers will, however, take such action, on behalf of the Owners, against the supplier of the bunkers, as is agreed with Owners~~

~~The fee for the foregoing services shall be such sum as is set out in the Fee Schedule.~~

APPENDIX 5 - On Board Safety Audit and Safety Training (only applicable if not deleted - at no extra cost)

1.	The Managers shall arrange on board safety audit and training which will include the following functions:

(i)	preparation and updating of specialist safety manuals not already included in the SMS;

(ii)	periodic on board safety audit and on board safety training;

(iii)	reporting to the Vessel (via the Managers) on information gained from visits to other vessels and industry forums.

2.	The cost of the foregoing services shall be such sum as is set out in the Fee Schedule and shall be included in the budget agreed with the Owners.

3.	The Managers have entered into sub-contracts with third parties to permit them to supply this service.

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SHIP TECHNICAL MANAGEMENT AGREEMENT - PART IV

FEE SCHEDULE

M/V “LEADERSHIP”

BASIC SERVICES (Clause 3 of Part II)	Amount	Frequency

Management Fee	US$10,800 per month	Monthly

Information System fees (Shipsure)	At cost (already in the budget)	Per year

Planned maintenance - data base development fee (maximum of 42 chargeable days)	At cost (already on the pre-delivery budget)	30 days of invoice

Crewing: Fixed Cost invoice - Crewing Costs (Part VI)	US$94,914 per year US$29,957 per year	Monthly

Other Crew costs (ITF, SEPF, PNO fee etc.)	At cost	Monthly

Management Expenses:		Monthly

Greek Tonnage Tax (if applicable)		50% Deposited in advance (15 days prior to commencement)

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SHIP TECHNICAL MANAGEMENT AGREEMENT - PART V

FLEET DETAILS

N/A

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SHIP TECHNICAL MANAGEMENT AGREEMENT - PART VI

INITIAL BUDGET

Crew

The following Crew costs are charged at a fixed cost based on the agreed budget and subject to the Vessel’s

Crew complement and trading area remaining unchanged (Fixed Cost Invoice - Crewing Costs):

Recruitment costs to include:

Manning and mobilization fees

Medical costs

Training costs

Visa costs (excluding USA)

Domestic travel

Wage related union and social costs

Flag required licenses

MSO communications

Bank charges (in relation to allotments by the local manning offices i.e. Manila)

Working gear (2 Boiler suits and 1 pair of safety shoes)

If the Vessel’s Crew complement and/or trading area are changed with the result that these costs increase the Owners agree that the fixed cost shall be revised as may be mutually agreed.

The Managers shall not be required to provide to the Owners any invoices or related documentation other than the Fixed Cost Invoice.

Other Crew costs are charged at cost including:

Crew Travel

Crew Wages

ITF fee, SEPF

PNO fee

Victualling at US$8.00 (excluding bottle of water)

D&A testing

Crew welfare

Mail for Crew

Newslink

Bank charges

Technical

Stores, Spares, Lub Oils, Surveys & Services, Chemicals, Repairs

Safety & Risk

Administration / Overheads

Registration Expenses, Management Fees, Management Expenses, Other Costs

OPERATING COSTS EXCL. DRYDOCKING

Drydocking

Dry docking Provision

Extraordinary M&R

OPERATING COSTS INCL. DRYDOCKING

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Crew Compliment

1	Master	Ukrainian
2	Chief Officer	Ukrainian
3	2nd Officer	Filipino
4	3rd Officer	Filipino
5	Chief Engineer	Ukrainian
6	2nd Engineer	Ukrainian
7	3rd Engineer	Filipino
8	4th Engineer	Filipino
9	Electrical Officer	Filipino
10	Bosun	Filipino
11	AB	Filipino
12	AB	Filipino
13	AB	Filipino
14	AB	Filipino
15	OS	Filipino
16	OS	Filipino
17	Oiler	Filipino
18	Oiler	Filipino
19	Oiler	Filipino
20	Fitter	Filipino
21	Wiper	Filipino
22	Cook	Filipino
23	Messman	Filipino

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2015 Budget (all figures in USD)

2015 OPERATING COSTS

Crew Wages	840,888
Crew Travel	96,300
Other Crew Costs	29,957
Victualling	67,160
Recruitment & Operational	94,914
TOTAL CREW COSTS	1,129,219

Stores	127,500
Spares	125,500
LubOils	178,789
Surveys & Services	29,000
Repairs	88,500
TOTAL TECHNICAL COSTS	549,289

Safety & Quality	30,750
TOTAL SAFETY & QUALITY	30,750

Registration Expenses	0
Management Fees	129,600
Management Expenses	39,500
Other Costs	12,500
TOTAL GENERAL EXPENSES	181,600

ANNUAL OPERATING COSTS	$1,890,858

DAILY OPERATING COSTS	$5,180

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PART VII

Form of Novation Agreement

Novation Agreement

Date: [      ] 2015

PARTIES:

1	V.Ships Greece Ltd., of Bermuda, with registered address at Par la ville place 14, Par la ville road, Hamilton HM 08, Bermuda, c/o Agiou Dionisiou 3, (herein referred to as the “Existing Manager”)

2	Leader Shipping Co., of the Marshall Islands, with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands (herein referred to as the “Owner”)

3	V.Ships Limited, of Limassol Cyprus, with registered address at Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus (herein referred to as the “New Manager”)

WHEREAS:

A.	This Novation Agreement is supplemental to a Ship Management Agreement dated 11 February 2015 made between the Existing Manager and the Owner in respect of the vessel “LEADERSHIP” registered in the name of the Owner under the Bahamas flag with IMO no. 9233923 (the “Management Agreement”).

B.	In accordance with Clause 17 of the Management Agreement, the Existing Manager and the Owner have agreed that the Management Agreement may be novated by the Owners to the New Manager at any time from the Date of Commencement (as defined in the Management Agreement) by a sole written notice of the Owners to the Managers.

C.	The Owners have notified the Existing Manager on the novation of the Management Agreement and it has been agreed that the Existing Manager be released and discharged from the Management Agreement as from [ ] (the “Effective Date”) and that the Owner releases and discharges the Existing Manager with respect to the Management Agreement from the Effective Date upon the terms of the New Manager undertaking to perform in all respects the Management Agreement and be bound by all the terms of the Management Agreement in place of the Existing Manager.

D.	The Management Agreement, as Annexed hereto, has not been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Existing Manager and the Owner.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein set out, it is hereby agreed as follows:-

1.	Novation and Release

1.1	With effect from the Effective Date as defined in paragraph “C” above and by mutual agreement between the parties and in consideration of the mutual undertakings and releases herein contained, the New Manager shall substitute the Existing Manager under the Management Agreement and the New Manager shall as from the Effective Date assume all rights and obligations of the Existing Manager arising out of or in connection with the Management Agreement and agrees to be bound in all respects in place of the Existing Manager by the terms of the Management Agreement, which shall hereafter be

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construed and treated in all respects as if the New Manager had been originally named as a party to the Management Agreement.

1.2	The Owner hereby agrees to continue to be bound by the Management Agreement in all respects vis-a-vis the New Manager from the Effective Date and further agrees to release the Existing Manager from any further liability under the Management Agreement that may arise or be incurred from events after the Effective Date.

1.3	Any issues or disputes arising between the Existing Manager and the New Manager in connection with the Management Agreement shall be resolved between themselves without involving or prejudicing the Owner.

1.4	Nothing in this Novation Agreement shall affect or prejudice any claim or demand whatsoever which either the Owner or the Existing Manager may have against the other relating to matters arising prior to the Effective Date.

2.	Amendments to the Management Agreement

From the Effective Date, the following amendments are agreed to the Management Agreement:

(a)	all references to the “Managers” in the Management Agreement shall be deemed to mean the New Manager and not the Existing Manager; and

(b)	In Box 3 of Part I of the Management Agreement will be replaces as of the Effective Date with the following:

3.	Managers

Name: V.SHIPS LIMITED, of Limassol Cyprus

Registered Office: Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus Country of Incorporation: Cyprus

Telephone Number: +357 25848400	Fax Number: +357 255601700
Contact Name: Capt. Alex Halavins	Position: General Manager

Email address: alex.halavins@vships.com

3.	Law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with English law. Each party agrees with the others that, in the event of a dispute between them or any of them, such disputes shall be referred to arbitration in London, and the arbitration agreement between such parties shall be in the terms of clause 20 of the Management Agreement. In the event of a dispute involving all the parties, it is agreed that there shall be a consolidated reference to arbitration, and that if separate references are commenced they shall upon request of any party be consolidated.

THIS AGREEMENT has been executed by the parties to this Agreement as a deed on the date specified at the beginning of this Agreement.

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Executed as a Deed	)
By Capt. Mauro Renaldi	)
for and on behalf of	)
V.Ships Greece Ltd.	)
of Bermuda	)
in the presence of:	)

Executed as a Deed	)
By Mr. Stamatios Tsantanis	)
for and on behalf of	)
Leader Shipping Co.	)
of the Marshall Islands	)
in the presence of:	)

Executed as a Deed	)
By Capt. Alex Halavins	)
for and on behalf of	)
V.Ships Limited	)
of Limassol Cyprus	)
for and on behalf of	)
the presence of:	)

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Annex - Copy of the Management Agreement dated 11 February 2015

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Novation Agreement

Date: 28 July 2015

PARTIES:

1	V.Ships Greece Ltd., of Bermuda, with registered address at Par la ville place 14, Par la ville road, Hamilton HM 08, Bermuda, c/o Agiou Dionislou 3, (herein referred to as the “Existing Manager”)

2	Leader Shipping Co., of the Marshall Islands, with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands (herein referred to as the “Owner”)

3	V.Ships Limited, of Limassol Cyprus, with registered address at Zenas Gunther, 16-18, Agia Triads, 3035 Limassol, Cyprus (herein referred to as the “New Manager”)

WHEREAS:

A.	This Novation Agreement is supplemental to a Ship Management Agreement dated 11 February 2015 made between the Existing Manager and the Owner in respect of the vessel “LEADERSHIP” registered in the name of the Owner under the Bahamas flag with IMO no. 9233923 (the “Management Agreement”),

B.	In accordance with Clause 17 of the Management Agreement, the Existing Manager and the Owner have agreed that the Management Agreement may be novated by the Owners to the New Manager at any time from the Date of Commencement (as defined in the Management Agreement) by a sole written notice of the Owners to the Managers.

C.	The Owners have notified the Existing Manager on the novation of the Management Agreement and it has been agreed that the Existing Manager be released and discharged from the Management Agreement as from 28 July 2015 (the “Effective Date”) and that the Owner releases and discharges the Existing Manager with respect to the Management Agreement from the Effective Date upon the terms of the New Manager undertaking to perform in all respects the Management Agreement and be bound by all the terms of the Management Agreement in place of the Existing Manager.

D.	The Management Agreement, as Annexed hereto, has not been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Existing Manager and the Owner.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein set out, it Is hereby agreed as follows

1.	Novation and Release

1.1	With effect from the Effective Date as defined in paragraph “C” above and by mutual agreement between the parties and in consideration of the mutual undertakings and releases herein contained, the New Manager shall substitute the Existing Manager under the Management Agreement and the New Manager shall as from the Effective Date assume all rights and obligations of the Existing Manager arising out of or in connection with the Management Agreement and agrees to be bound in all respects in place of the

Existing Manager by the terms of the Management Agreement, which shall hereafter be construed and treated in all respects as if the New Manager had been originally named as a party to the Management Agreement.

1.2	The Owner hereby agrees to continue to be bound by the Management Agreement in all respects vis-a-vis the New Manager from the Effective Date and further agrees to release the Existing Manager from any further liability under the Management Agreement that may arise or be incurred from events after the Effective Date.

1.3	Any issues or disputes arising between the Existing Manager and the New Manager in connection with the Management Agreement shall be resolved between themselves without involving or prejudicing the Owner.

1.4	Nothing in this Novation Agreement shall affect or prejudice any claim or demand whatsoever which either the Owner or the Existing Manager may have against the other relating to matters arising prior to the Effective Date.

2.	Amendments to the Management Agreement

From the Effective Date, the following amendments are agreed to the Management Agreement:

(a)	all references to the “Managers” in the Management Agreement shall be deemed to mean the New Manager and not the Existing Manager; and

(b)	In Box 3 of Part I of the Management Agreement will be replaces as of the Effective Date with the following:

3.	Managers
Name: V.SHIPS LIMITED, of Limassol Cyprus Registered Office: Zenas Gunther, 16-18, Agfa Trlada, 3035 Limassol, Cyprus Country of Incorporation: Cyprus

	Telephone Number: 4-357 25848400 Contact Name: Capt. Alex Halavins	Fax Number: +357 255601700 Position: General Manager

Email address: alex.halavins@vships.com

3.	Law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with English law. Each party agrees with the others that, in the event of a dispute between them or any of them, such disputes shall be referred to arbitration in London, and the arbitration agreement between such parties shall be in the terms of clause 20 of the Management Agreement. In the event of a dispute Involving all the parties, it is agreed that there shall be a consolidated reference to arbitration, and that if separate references are commenced they shall upon request of any party be consolidated,

THIS AGREEMENT has been executed by the parties to this Agreement as a deed on the date specified at the beginning of this Agreement

Executed as a Deed	)
By Capt Mauro Renaldi	)
for and on behalf of	)
V.Ships Greece Ltd,	)
of Bermuda	)
in the presence of:	)

Executed as a Deed	)
By Mr. Stamatios Tsantanis	)
for and on behalf of	)
Leader Shipping Co.	)
of the Marshall Islands	)
in the presence of:	)

Executed as a Deed	)
By Capt Alex Halavins	)
for and on behalf of	)
V.Ships Limited	)
of Limassol Cyprus	)
for and on behalf of	)
the presence of:	)

ADDENDUM NO. 1 TO TECHNICAL MANAGEMENT AGREEMENT

This Addendum No. 1 (this “Addendum”) dated as of March 18th, 2016, by and among LEADER SHIPPING CO., a company incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands in Marshall Islands, (the “Owner”), and V.SHIPS LIMITED, a company incorporated in Limassol Cyprus whose registered office is at Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus (the “Manager”), to the Technical Management Agreement dated as of February 11th, 2015, by and among the Company and V.Ships Greece Ltd., as novated by a novation agreement dated as of July 27th, 2015 entered into between the Owner, the Manager and V.Ships Greece Ltd. (the “Agreement”) for the provision of technical management services by the Manager to the Owner for the mv Leadership (the “Vessel”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto (or incorporated by reference) in the Agreement, which also contains rules of usage that apply to terms defined therein and herein.

RECITAL

WHEREAS, the Owner and the Manager desire to enter into this Addendum No. 1 for the purpose of including words and expressions in Clause 1.1 of the Agreement.

WHEREAS, the Owner and the Manager desire to enter into this Addendum No. 1 for the purpose of including a new Clause 3.12.

WHEREAS, the Owner and the Manager desire to enter into this Addendum No. 1 for the purpose of amending the existing Clause 8.11 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Clause 1.1 of the Agreement

The following words and expressions are hereby included in alphabetical order in Clause 1.1:

“lay-up” means the lay-up for a period of more than 3 months during which the Vessel is moored in a secured location and all her systems are shut down with minimum ongoing maintenance to prevent deterioration of the Vessel’s hull structure and machinery. During this period, a specialist lay-up crew may be employed and/or only watchmen may be appointed by a contracted ‘housekeeping’ company to be selected by the Owner.

“De-activation” means the period of time between the Vessel’s time of arrival at the Lay-up Site and until she is safely laid-up including but not limited to the preparations required for safely laying-up the Vessel as well as the notification of authorities governing the Vessel’s operations.

“Flag State” means the State whose flag the Vessel is flying.

“Lay-up Site” means the location in which the Vessel is laid up.

“Lay-up Period” means the period of time after De-activation and before Re-activation.

“Re-activation” means the period of time which is required for the Vessel to become fully operational in accordance with the applicable Class, Flag and international requirements; the Re-activation will commence upon the Owners’ initial notification to the Managers and will terminate when the Vessel is ready to sail from the Lay-up Site. The Re-activation will last for a period of not more than three (3) weeks.”

2.	Clause 3.12 of the Agreement

A new Clause 3.12 is hereby added in the Agreement as follows:

“3.12	Lay up of Vessel

In the event that the Owners decide to lay-up the Vessel, the Managers shall:

A.	Provide in cooperation with the Owners the Vessel with instructions with regards to the procedures that shall be followed throughout the Lay-up Period for all phases of the project, lay-up, De-activation and Re-activation.

B.	Use their best endeavors to perform the Management Services in accordance with sound layup industry practice, including but not limited to compliance with all relevant rules and regulations, and protection of the Vessel and surrounding environment in the case of emergency. The Managers shall have in place and maintain an emergency response plan. The Managers shall waive their right to claim any award for salvage performed on the Vessel and/or to protect the environment. The performance of the Management Services shall be conducted in a manner consistent with appropriate social responsibility

C.	Notify the Owners in the event that, during the performance of the Management Services, the Managers become aware of any equipment or machinery that needs maintenance and/or repair. The Owners will decide whether the Vessel and/or her equipment or machinery is in need of maintenance and/or repair. However, if the maintenance and/ or repair are, in the Managers’ opinion, critical for the Vessel’s safety and/or the surrounding environment the Managers have the right to take all necessary and prudent steps to effect such maintenance and/or repairs without consulting the Owners, provided that they will advise the Owners of such need as soon as practicably possible.

D.	Maintain records of work carried out in performance of the Management Services;

E.	Provide periodic written reports to the Owners of the observed condition of the Vessel and its equipment and machinery in a form and frequency agreed between the parties; and

F.	Arrange necessary class and flag surveys to obtain lay-up classification and registry notations and further ensure that, throughout the Lay-up Period, that the Vessel is in possession of valid certificates to comply with the port authority, Flag State and Vessel’s classification society requirements.

G.	Do any such actions to preserve the Vessel and her machinery and equipment in order to prevent damage or deterioration and to assist with subsequent Re-activation.

In the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management. In particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

In the event that the Owners decide to lay-up the Vessel, the Owners shall pay all sums to the Managers punctually in accordance with Clause 8.11 and the terms of this Agreement.”

3.	Amended and Restated Clause 8.11 of the Agreement

Clause 8.11 of the Agreement is hereby amended and restated as follows:

“8.11      If the Owners decide to lay-up the Vessel and such lay-up lasts more than two (2) months, no management fee shall be paid to the Managers for the period exceeding the two (2) months until the Owners give written notice to Re-activate the Vessel. The Owners shall reimburse the Managers for any costs that arise while the Vessel is laid up following the two (2) months provided these costs have been approved by the Owners.”

IN WITNESS WHEREOF, the parties hereinabove have caused this Addendum No. 1 to the Agreement to be signed in duplicate by their respective and duly authorized representatives as of the date first written hereinabove.

LEADER SHIPPING CO.		V.SHIPS LIMITED

By:	/s/ Stamatios Tsantanis	By:	/s/ Alex Halavins
Name:	Stamatios Tsantanis	Name:	Capt. Alex Halavins
Title:	Director / President/ Treasurer	Title:	General Manager